Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wrap Technologies, Inc.

Tempe, Arizona

We consent to the incorporation by reference in the Registration Statements (No. 333-225102, 333-232314, 333-239234 and 333-260841) on Form S-8 and (No.  333-239329, 333-260612 and 333-275605) on Form S-3 of Wrap Technologies, Inc. of our report dated March 2, 2023, relating to the consolidated financial statements of Wrap Technologies, Inc., appearing in this Annual Report on Form 10-K of Wrap Technologies, Inc. for the year ended December 31, 2023.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

August 28, 2024